UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 OR 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 1, 2020

OCUGEN, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36751	04-3522315
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5 Great Valley Parkway, Suite 160

Malvern, Pennsylvania 19355

(484) 328-4701

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐            Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐            Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	OCGN	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Director Compensation

On January 1, 2020, the Board of Directors (the “Board”) of Ocugen, Inc. (the “Company”) approved a new cash and equity compensation arrangement for the Company’s non-employee directors effective immediately. Under this arrangement, each non-employee director will receive an annual retainer of $40,000, with the chairperson of the Audit Committee of the Board receiving an additional $17,000 per year, the chairperson of the Compensation Committee of the Board receiving an additional $12,500 per year and the chairperson of the Nominating and Corporate Governance Committee of the Board receiving an additional $8,000 per year. Further, members of the Audit Committee will receive an additional $8,500 per year, members of the Compensation Committee will receive an additional $6,250 per year and members of the Nominating and Corporate Governance Committee will receive an additional $4,000 per year. Each non-employee director will receive an initial equity grant of options to purchase 54,000 shares of the Company’s common stock (the “Initial Equity Grant Options”) and, beginning in 2021, each non-employee director will be granted annual equity grants of options to purchase 27,000 shares of the Company’s common stock (the “Annual Equity Grant Options”).

The Initial Equity Grant Options were granted to each current non-employee director on January 2, 2020, and will vest monthly in equal installments over three years commencing on February 2, 2020, subject to the grantee’s continued service with the Company on the applicable vesting dates. The strike price of the Initial Equity Grant Options is $0.51, the closing price of the Company’s common stock on the grant date.

The Annual Equity Grant Options will be granted to each current non-employee director beginning in 2021 on the date of the Company’s annual meeting of stockholders, and will vest at the sooner of the one-year anniversary of the grant date or the next annual meeting. The strike price of the Annual Equity Grant Options will be the closing price of the Company’s common stock on the date of grant.

Amended and Restated Employment Agreements

The Board also approved amended and restated employment agreements (the “Restated Agreements”) between the Company and each of (i) Shankar Musunuri, its Chairman and Chief Executive Officer; (ii) Daniel Jorgensen, its Chief Medical Officer; and (iii) Rasappa Arumugham, its Chief Science Officer (together with Drs. Musunuri and Jorgensen, the “Executives”). The Restated Agreements are effective as of January 1, 2020.

Under the Executives’ existing employment agreements with the Company, each Executive was entitled to certain severance benefits, which included base salary continuation and Company-paid medical and dental insurance (“Severance Benefits”) in the event of termination of the Executive (i) by the Company without Cause (as defined in each respective employment agreement) or (ii) by the Executive for Good Reason (as defined in each respective employment agreement) for a given period (a “Severance Period”). Dr. Musunuri’s Severance Period was two years immediately following the effective date of termination of Dr. Musunuri’s employment, and remains two years under his Restated Agreement. The Severance Period of Drs. Jorgensen and Arumugham was six months immediately following the effective date of termination of their employment.

Drs. Jorgensen’s and Arumugham’s Restated Agreements now provide a Severance Period of 12 months.

Further, the Restated Agreements now provide that, in the event of a termination of the Executive’s employment three months prior to or 12 months following a Change of Control (as defined in each respective Restated Agreement) (i) by the Company without Cause or (ii) by the respective Executive for Good Reason:

1.	Dr. Musunuri is entitled to, in addition to the Severance Benefits during his two year Severance Period, (i) a payment equal to 200% of his target bonus; and (ii) full vesting acceleration of unvested equity awards; and

2.	Drs. Jorgensen and Arumugham are now entitled to, in addition to the Severance Benefits during their respective twelve month Severance Periods (i) a payment equal to 100% of their target bonus; and (ii) full vesting acceleration of unvested equity awards.

The Restated Agreements also include economic cutback provisions in the event that the Company’s stock is publicly traded and payments and benefits being provided by the Company would constitute an “excess parachute payment” under Section 280G of the Internal Revenue Code (“IRC”), where in each case the Executives would receive (a) an amount limited so that no portion thereof would fail to be tax deductible under IRC Section 280G or subject to an excise tax under IRC Section 4999 or (b) the amount otherwise payable to the Executives if such amounts would be greater than the amount under (a) reduced by all taxes applicable thereto, including the IRC Section 4999 excise tax.

In connection with the Restated Amendments, Dr. Musunuri’s base salary was increased to $500,000 and his bonus target was increased to 50%. Drs. Jorgensen and Arumugham’s base salaries were increased to $414,500 and $353,800, respectively, while their bonus targets were increased to 40% and 35%, respectively.

The foregoing description of the Restated Agreements is qualified in its entirety by the full text of the amended and restated employment agreements between the Company and each Executive, which are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and incorporated by reference herein.

Chief Financial Officer Compensation

On January 1, 2020, the Board approved an increase to the base salary of Sanjay Subramanian, the Company’s Chief Financial Officer, to $365,400 and an increase to his bonus target to 35%.

Option Grants

On January 1, 2020, the Board also approved option grants for the Executives, along with the Company’s Chief Financial Officer (the “True-Up Options”). The True-Up Options were granted on January 2, 2020. Dr. Musunuri was granted an option to purchase 933,528 shares of the Company’s common stock. Dr. Jorgensen was granted an option to purchase 101,470 shares of the Company’s common stock, Dr. Arumugham was an option to purchase granted 111,372 shares of the Company’s common stock, and Sanjay Subramanian, the Company’s Chief Financial Officer, was granted an option to purchase 106,774 shares of the Company’s common stock. The True-Up Options will vest annually in equal installments over three years commencing on January 2, 2021, subject to continued employment with the Company on the applicable vesting dates. The strike price for the True-Up Options is $0.51, the closing price of the Company’s common stock on the grant date.

Item 9.01      Financial Statements and Exhibits

The following exhibits are being filed herewith:

(d) Exhibits

Exhibit No.	Document

10.1	Amended and Restated Employment Agreement, dated January 1, 2020, by and between Ocugen, Inc. and Shankar Musunuri

10.2	Amended and Restated Employment Agreement, dated January 1, 2020, by and between Ocugen, Inc. and Daniel Jorgensen

10.3	Amended and Restated Employment Agreement, dated January 1, 2020, by and between Ocugen, Inc. and Rasappa Arumugham

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 3, 2020

OCUGEN, INC.

By:	/s/ Shankar Musunuri
Name: Shankar Musunuri
Title: Chief Executive Officer and Chairman